UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2010

1-12869	52-1964611
(Commission File Number)	(IRS Employer Identification No.)

CONSTELLATION ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

100 Constellation Way, Baltimore, MARYLAND	21202
(Address of Principal Executive Offices)	(Zip Code)

(410) 470-2800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On October 26, 2010, Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), and Electricité de France, S.A., a société anonyme organized under the laws of France (“EDF”), entered into a Master Agreement (the “Master Agreement”) that sets out a series of transactions among Constellation, EDF and several of their respective subsidiaries.  Pursuant to the Master Agreement and the additional agreements and documents attached to the Master Agreement as exhibits or referenced in it:

•                  For $140 million in cash payable at closing, EDF will acquire Constellation’s 50% ownership in UniStar Nuclear Energy, LLC, a Delaware limited liability company (“UniStar”), and will become the 100% owner of UniStar.  Constellation also will transfer to UniStar certain intellectual property that it and its subsidiaries own and is related to the UniStar business, and Constellation Energy Nuclear Group, LLC, a Maryland limited liability company (“CENG”), will transfer two parcels of real property in upstate New York to UniStar for potential new nuclear sites.  These transactions will occur pursuant to a Purchase and Sale Agreement (the “UniStar Agreement”), by and among UniStar, Constellation New Nuclear, Inc. (“CNN”), a Delaware limited liability company, EDF Inc., a Delaware corporation (formerly known as EDF Development Inc., “EDFD”)), E.D.F. International S.A., a société anonyme organized under the laws of France (“EDFI”), and CENG, the form of which is attached to the Master Agreement and will be executed by the parties at the closing.  (EDFI and EDFD are wholly-owned subsidiaries of EDF and CNN is a wholly-owned subsidiary of Constellation.)

•                  Effective on the closing of the sale of the 50% ownership interest in UniStar, the Master Put Option and Membership Interest Purchase Agreement, by and among Constellation, EDFD, EDFI, CNN and CENG, dated as of December 17, 2008 (as amended), will be terminated.  This will result, among other things, in the termination of Constellation’s option to cause EDFD to purchase certain non-nuclear generation assets for an amount up to $2 billion (the “Put Option”), and Constellation has agreed not to exercise the Put Option pending the closing.

•                  EDFD will transfer to Constellation 3.5 million of the approximately 17 million shares of Constellation common stock that EDFD owns, with 2.4 million shares being transferred at the closing of the sale of the 50% ownership interest in UniStar, 100,000 shares being transferred upon the effectiveness of a shelf registration statement that Constellation is required to file (in accordance with the Registration Rights Agreement noted below) to register EDFD’s remaining shares of Constellation common stock for sale from time to time, and the remaining 1 million shares being transferred at the time CENG transfers the two parcels of real estate to UniStar.

Also upon closing of the sale of the 50% ownership interest in UniStar, the following will occur, in accordance with forms of agreement and term sheets attached to the Master Agreement and the UniStar Agreement:

•                  The Amended and Restated Investor Agreement by and between EDFI and Constellation, dated December 17, 2008, and the Stock Purchase Agreement by and among EDFD, EDFI and Constellation, also dated December 17, 2008 (under which Constellation sold $1 billion of preferred stock to EDFD in 2008, which was redeemed in 2009) will be terminated.  Termination of the Investor Agreement will result in EDFI relinquishing its right to appoint a director to the Board of Directors of Constellation and will eliminate the standstill, voting and other provisions that applied to EDFI.  Consistent with this, as discussed below in Item 5.02, the resignation of EDFI’s designated director on the Constellation Board of Directors will become effective.

•                  Constellation and EDFD will enter into a Registration Rights Agreement that provides EDFD with registration rights for the shares of Constellation common stock that EDFD will continue to own.

•                  Constellation and EDF will amend certain services agreements pursuant to which Constellation and CENG provide certain administrative and support services to UniStar, to extend their terms for an additional year and to modify the termination rights to provide for an orderly transition of UniStar’s operations to EDF.

•                  Constellation and EDF will amend certain power purchase agreements by and between Constellation and CENG to be unit-contingent through the end of its term in 2014 and to include commensurate changes to prospective monthly hedges related to the power purchase transactions.

•                  The Second Amended and Restated CENG Operating Agreement by and among Constellation Nuclear, LLC, Constellation, CE Nuclear, LLC, EDFD, and EDFI, dated November 6, 2009 (as amended) will be modified to make modest changes to the right of first offer provision that governs any sales by Constellation and EDF of their respective membership interests in CENG and to reflect several additional changes consistent with the revised power purchase agreements that will be signed.

Finally, Constellation and EDF have agreed to enter into a new support services agreement under which Constellation will provide certain services to CENG from January 1, 2011 through December 31, 2017.  Constellation currently provides those services under an agreement that runs through December 31, 2010, and the new agreement modifies the pricing, but not the scope, of the services to be provided, as described in a term sheet attached to the Master Agreement.

The transactions will not alter the ownership or governance structure of Constellation’s and EDF’s existing CENG joint venture.

The closing of the sale of Constellation’s 50% ownership interest in UniStar, as well as the execution of the various agreements and completion of the other transactions required to occur simultaneous with that sale, is expected to occur within the next several days.  The Master Agreement and the UniStar Agreement include customary representations and warranties, closing conditions, indemnities and termination rights.  The agreements also include broad, mutual releases relating to all prior transactions between Constellation and EDF.

The transfer of the two parcels of real estate to UniStar is required to occur within two years and is subject to the receipt of various regulatory approvals and the satisfaction of other conditions specified in the UniStar Agreement.

The foregoing summary of the Master Agreement, the UniStar Agreement, the other agreements and documents attached to them, and the various transactions contemplated by them do not purport to be complete and are qualified in their entirety by reference to the Master Agreement and the exhibits thereto, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Pursuant to the terms of, and in connection with the closing of the transactions contemplated under, the Master Agreement discussed in Item 1.01 above, on October 26, 2010, Samuel Minzberg resigned as the designated director of E.D.F. International S.A. (“EDFI”) on the Board of Directors of Constellation effective as of the closing of the sale of Constellation’s 50% ownership interest in UniStar to EDF.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Master Agreement, dated as of October 26, 2010, by and between EDF and Constellation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	November 1, 2010	/s/ Charles A. Berardesco
		Name:	Charles A. Berardesco
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Agreement, dated as of October 26, 2010, by and between EDF and Constellation.